Exhibit 99.2

Inpixon’s Acquisition of Jibestream Inc.

Frequently Asked Questions (FAQs)

What is being announced?

On July 10, 2019, Inpixon (Nasdaq: INPX) ad Jibestream Inc. (“Jibestream”) announced the parties executed a definitive agreement for Inpixon to acquire Jibestream. Read the press release or see Inpixon’s Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission, in connection with this transaction.

What Jibestream assets are to be acquired?

The transaction includes all assets including but not limited to all products, technologies, customer contracts and partnership agreements.

Who is Jibestream and what are their products?

Jibestream, headquartered in Toronto, Ontario, is the premier indoor mapping and location platform provider. The company’s technology-agnostic geospatial platform provides developers with the tools to add intelligence to complex indoor spaces by integrating business data with indoor maps. With Jibestream’s SDKs, APIs and web-based CMS, developers have the flexibility to create and manage map-enabled solutions that support multiple use cases including wayfinding, asset tracking, facilities management and more. As an agnostic platform, Jibestream is being integrated into a wide variety of enterprise applications in a variety of industries and venue types.

Who is Inpixon and what are their products?

Inpixon (Nasdaq: INPX), headquartered in Palo Alto, California, is a leader in Indoor Positioning Analytics (IPA). The award-winning Inpixon IPA platform includes sensors designed to detect and position all active cellular, Wi-Fi and Bluetooth devices using a proprietary privacy-preserving process than ensures anonymity. Paired with a high-performance data analytics engine and patented algorithms, this technology is used by a multitude of industries and disciplines including marketing, customer experience, visitor analytics, operations and security. This multidisciplinary depiction of indoor data enables users to increase revenue, decrease costs, and enhance safety. Inpixon customers can boldly take advantage of mobility, analytics, sensor fusion, and the Internet of Things (IoT) to uncover the untold stories of the indoors.

What are the benefits of the acquisition to Inpixon and its stakeholders?

The addition of Jibestream’s mapping capabilities and technologies and the employees that develop and support them is a pivotal and transformative step in Inpixon's mission to be the global leader for indoor data. The ability to provide a single indoor location platform that now provides mapping with what Inpixon believes is the most accurate positioning the market has to offer, comprehensive analytics that provide deep, meaningful insights for customers, and the SDKs and APIs to fuel a thriving partner ecosystem sets Inpixon apart from competitors.

What are the benefits of the acquisition to Jibestream and its stakeholders?

Jibestream will become part of a larger organization where it can leverage more breadth and depth of resources to support sales, marketing, development, support, and back-office initiatives. Jibestream clients will also benefit from having access to Inpixon’s Indoor Positioning Analytics (IPA) technology, IPA sensors, video surveillance solutions, and GPS offerings creating potential cross-selling opportunities. Jibestream will also be able to leverage Inpixon’s established global reseller partner program further expanding Jibestream’s global reach.

What will the business structure be after the transaction is completed?

Upon closing of the transaction, Inpixon, through its wholly-owned subsidiary, Inpixon Canada, Inc., will acquire Jibestream.

What is the product roadmap?

The current plan is for existing solutions to be maintained, supported and enhanced. The companies' respective product development efforts will continue as previously planned, and the companies will work together to develop a product roadmap and new products that leverage potential synergies.

Are the Jibestream leadership team and employees joining Inpixon?

Yes. Inpixon considers the Jibestream team to be highly talented, and business continuity is of utmost importance. There are no plans for headcount reduction and headcount may be increased.

What will happen to current Jibestream customers or partners upon completion of the acquisition? Will pricing, licensing, support or other agreements change?

All existing licensing, support and service arrangements will continue without interruption. Jibestream and Inpixon customers will continue to work with their respective existing support and service contacts. Business continuity and excellent customer service will continue.

Who should customers or partners call for support?

Jibestream customers and partners should continue to contact Jibestream for support, and Inpixon customers and partners should continue to contact Inpixon.

Where can I get more information?

Please refer to the following resources for further information:

•	Inpixon investor relations: CoreIR, https://coreir.com/contact-us/

•	Inpixon website: https://inpixon.com

•	Inpixon inquiries: https://inpixon.com/contact

•	Jibestream website: https://www.jibestream.com

•	Jibestream inquiries: https://www.jibestream.com/contact-sales

Note Regarding Inpixon's Pending Acquisition of Jibestream

Cautionary Note Regarding Forward-Looking Statements

The information contained herein contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the proposed acquisition of Jibestream. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While Inpixon believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Inpixon’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to Inpixon’s filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Inpixon assumes no obligation to update any forward-looking statement.